EXHIBIT 32.02

CERTIFICATION BY PRINCIPAL FINANCIAL OFFICER

I, John R. Radle, certify that (i) the Form 10Q for the quarter ended June 30, 2026 of The Campbell Fund Trust fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10Q for the quarter ended June 30, 2026 fairly presents, in all material respects, the financial condition and results of operations of The Campbell Fund Trust.

Date: August 13, 2026	THE CAMPBELL FUND TRUST
	By:	Campbell & Company, LP, Managing Operator
	By:	/s/ John R. Radle
John R. Radle
Chief Operating Officer